EQUITY INTEREST PLEDGE AND SECURITY AGREEMENT

                                    between

                           FRONTLINE CAPITAL GROUP,

                                  as Pledgor

                                      and

                            BANKERS TRUST COMPANY,

                                  as Pledgee



                           Dated as of May 31, 2000




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                 EQUITY INTEREST PLEDGE AND SECURITY AGREEMENT

          EQUITY INTEREST PLEDGE AND SECURITY AGREEMENT, dated as of May 31, 2000 (this "Agreement"), is made by and between FrontLine Capital Group, a Delaware corporation ("Pledgor"), having its chief executive office at 1350 Avenue of the Americas, 32nd Floor, New York, New York 10019, to Bankers Trust Company, or its assigns ("Pledgee"), having its principal office at 130 Liberty Street, 14th Floor, New York, New York 10006.

                             W I T N E S S E T H:
                             - - - - - - - - - -


          WHEREAS, on the date hereof Pledgor and Pledgee have entered into that certain Line of Credit Agreement (Facility A) and that certain Line of Credit Agreement (Facility B) (collectively, and as the same may be amended or otherwise modified from time to time, the "Line of Credit Agreement"), and, pursuant to the Line of Credit Agreement, Pledgee has agreed to issue letters of credit for the account of, and to make loans to, Pledgor;

          WHEREAS, as set forth on Schedule 1 attached hereto and made a part hereof, Pledgor is the legal and beneficial owner of equity interests in the entity set forth on Schedule 1 hereto (such entity and any and all successors thereof being referred to as a "Pledged Entity"), under and subject to the respective corporate governing documents set forth on Schedule 1 hereto next to such Pledged Entity's name (as each of such agreements may hereafter be amended or otherwise modified from time to time, a "Governing Document"); and

          WHEREAS, the Pledgor has agreed to execute and deliver this Agreement to Pledgee as collateral for the Obligations (as hereinafter defined).

          NOW, THEREFORE, in consideration of the foregoing, and in order to induce the Pledgee to enter into the Line of Credit Agreement and perform its obligations thereunder, Pledgor does hereby agree with Pledgee, as follows:

          1. Definitions. Unless the context otherwise requires, capitalized terms used herein without definition shall have the respective meanings provided therefor in the Line of Credit Agreement and the following terms shall have the following meanings:


          "Certificate of Designation" shall mean the Certificate of Designations of the Pledged Entity establishing and fixing the Series A Convertible Cumulative Preferred Stock of the Pledged Entity.

          "Code" shall mean the Uniform Commercial Code, as enacted in the State of New York, as amended.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Equity Interests" shall mean, collectively, all of Pledgor's right, title and interest in and to the Pledged Entity pursuant to the Pledged Stock specifically described on Schedule 1 attached hereto, including, without limitation, (a) all of Pledgor's right, title and interest in, to and under any and all agreements ancillary to such Pledged Stock; (b) all of Pledgor's right, title and interest in and to all capital stock and/or other equity interests issuable in connection therewith or upon the exercise thereof; (c) any and all rights of first refusal to which Pledgor may be entitled in connection with any Equity Interest or the applicable Governing Documents, and
(d) all of Pledgor's right, title and interest in and to the profits, capital, surplus, assets, allocations and distributions under the applicable Governing Documents with respect to the Pledged Stock, both during the existence of the Pledged Entity and upon any dissolution or liquidation of the Pledged Entity, if any shall occur.

          "Event of Default" shall mean the occurrence of any one or more of the following events:

          (a) Any representation or warranty made by Pledgor contained in this Agreement was false or misleading in any material respect on the date when made; or

          (b) Pledgor's failure: to comply with, or breach of any term, covenant or agreement contained in any paragraph of Section 4 hereof, if such failure or breach described in this clause shall continue for thirty
     (30) days after notice shall have been given by Pledgee specifying such failure or breach, as the case may be, and requiring such failure or breach, as the case may be, to be remedied; or

          (c) Pledgor's failure to comply with, or breach of any material term, covenant or agreement contained in this Agreement (other than as referred to in paragraph (b) above) if such failure or breach, as the case may be, shall continue for thirty (30) days after notice shall have been given by Pledgee specifying such failure or breach, as the case may be, and requiring such failure or breach, as the case may be, to be remedied; or

          (d) An "Event of Default" under, and as defined in, the Line of Credit Agreement.


          "Investment Property" shall have the meaning ascribed thereto in the UCC.

          "Loan Documents" shall mean all agreements, documents, instruments and certificates entered into in connection with the Line of Credit Agreement.

          "Note" shall mean those certain promissory notes issued by Pledgor to Pledgee under the Line of Credit Agreement.

          "Obligations" shall mean (a) the aggregate unpaid principal amount of, and accrued and unpaid interest on, the Note; (b) all unpaid commitment and other fees owing by Pledgor under the Line of Credit Agreement or any of the other Loan Documents; (c) any and all indebtedness, obligations and other liabilities of Pledgor to Pledgee arising out of or in connection with or otherwise relating to the Line of Credit Agreement and/or any of the Loan Documents, and/or any agreement(s) of Pledgor with Pledgee pertaining thereto;
(d) all sums, if any, as may be expended or advanced by Pledgee pursuant to the Loan Documents in the performance of any obligation of Pledgor under any of the Loan Documents; and (e) any other sums and charges which may become due and payable by Pledgor in respect of any letters of credit issued by Pledgee at Pledgor's request pursuant to the Line of Credit Agreement, and under any and all applications of Pledgor to, and agreements of Pledgor with, Pledgee pertaining thereto, including, without limitation, all obligations of Pledgor under the Applications; in each case whether now or hereafter existing, direct or indirect, absolute or contingent, joint, several or independent, due or to become due, liquidated or unliquidated, held or to be held by Pledgee and whether created directly or acquired by assignment or otherwise.

          "Person" shall mean any individual, limited liability company, partnership, joint venture, firm, corporation, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Pledged Stock" shall mean (i) the issued and outstanding capital stock of the Pledged Entity owned by the Pledgor, as more particularly described on Schedule 1 hereto, (ii) all options, warrants and other rights to acquire such capital stock and all capital stock and/or other securities into which such capital stock is convertible or exchangeable, whether pursuant to a merger or otherwise; and (iii) all Investment Property and Securities Entitlements with respect thereto, including, without limitation, all dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in capital stock, new or reclassified capital stock, or any other property which the Pledgor is or may hereafter become entitled to receive on account of such capital stock, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof.

          "Securities Entitlements" shall have the meaning ascribed thereto in the UCC.

          "UCC" shall mean the New York Uniform Commercial Code, as amended from time to time and in effect.

          2. Grant of Security Interest, Etc. As security for the full and punctual payment and performance of the Obligations when due, Pledgor hereby grants and pledges a continuing first priority lien on and security interest in, and, as a part of such grant and pledge, hereby transfers and assigns to Pledgee as security, all of the following (the "Collateral") whether now owned or hereafter acquired: (i) the Equity Interests; (ii) any other equity interest(s) now owned or hereafter acquired by Pledgor in the Pledged Entity;
(iii) all of Pledgor's right, title and interest in the undated stock powers relating to the Pledged Stock duly executed in blank and (subject to the provisions of Section 5 hereof) all income and profits thereof, all distributions thereon, and all rights and privileges pertaining thereto; (iv) all of Pledgor's right, title and interest in the Pledged Entity, including without limitation: (a) all of Pledgor's interest in the capital of the Pledged Entity, and Pledgor's interest in all profits and distributions to which Pledgor shall at any time be entitled in respect of the Equity Interests; (b) all other payments, if any, due or to become due to Pledgor in respect of the Equity Interests, under or arising out of any Governing Document, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (c) all of Pledgor's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under or arising out of any Governing Document or the ownership of any Equity Interests pursuant thereto; (d) all present and future claims, if any, of Pledgor against the Pledged Entity, under or arising out of the applicable Governing Document for monies loaned or advanced, for services rendered or otherwise; and (e) to the extent permitted by applicable law, all of Pledgor's rights, if any, under any Governing Document or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgor relating to the Equity Interests, including any power to terminate, cancel or modify any Governing Documents, to execute any instruments and to take any and all other action on behalf of and in the name of Pledgor in respect of the Equity Interests and the Pledged Entity, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of the Pledged Entity, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and (v) to the extent not otherwise included, all proceeds of any or all of the foregoing.

          3. Powers of Pledgor Prior to an Event of Default.

          Prior to the occurrence and continuance of an Event of Default, Pledgor shall be entitled to receive and retain all distributions with respect to the Equity Interests. Notwithstanding anything else herein to the contrary, unless an Event of Default shall have occurred and then be continuing, Pledgor shall be entitled to exercise its voting, consent and other rights and remedies under the Governing Documents or other applicable organizational documents, as the case may be, or otherwise with respect to the Equity Interests; provided, however, that no action shall be taken or fail to be taken which could adversely affect Pledgee's rights to the Collateral or the value of the Collateral.

          4. Representations, Warranties and Covenants.

          Pledgor hereby covenants with, and represents and warrants to, Pledgee, as follows:

          (1) Pledgor has the full power and authority to acquire, own and pledge the Equity Interests and to execute and deliver and perform its obligations hereunder.

          (2) The execution and delivery by Pledgor of this Agreement, Pledgor's performance of its obligations hereunder and the creation of the security interests and liens provided for in this Agreement have been duly authorized by all requisite action on the part of Pledgor, including the consent of any Person where required, and will not violate any provision of law, any order of any court or other domestic or foreign governmental or regulatory authority, body, agency or official (hereinafter, "Governmental Authority"), the Governing Documents, or any indenture, agreement or other instrument to which Pledgor is a party, or by which Pledgor is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any lien, of any nature whatsoever upon any of the property or assets of Pledgor pursuant to any such indenture, agreement or instrument. Pledgor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement.

          (3) Effective upon the execution and delivery of this Agreement and the pledge of Collateral hereunder, the total issued and outstanding shares of Pledged Entity's capital stock shall be as follows: 9,755,411 shares of common stock (voting), $.01 par value (the "Voting Common Stock"); 2,370,404 shares of Class C common stock (non-voting); and 4,782,692 shares of Series A Convertible Cumulative Preferred Stock (the "Preferred Stock"), which Preferred Stock is convertible into, subject to adjustments, 4,782,692 shares of the Voting Common Stock (assuming the price per share of the Preferred Stock is the "Per Share Price" (as defined in the Certificate of Designation) on the date of issuance of the Preferred Stock). The Pledged Entity has also granted certain warrants and other rights to certain parties, as more fully described in Schedule 2 hereto. Other than the securities described above, Pledged Entity has no other outstanding securities. Effective upon the consummation of the transactions contemplated hereby, the 11,731,543 shares of Preferred Stock of VANTAS Incorporated have been converted into 3,013,833 shares of the common stock of the Pledged Entity at the rate of 0.2569 shares for each share of such VANTAS Incorporated Preferred Stock.

          (4) Pledgor owns the percentage equity interest (each such equity interest referred to herein as a "Current Equity Interest") in the Pledged Entity set forth under Pledgor's name on Schedule 1 annexed hereto and made a part hereof pursuant to the terms of each Governing Document, and will at all times hereafter during the term of this Agreement continue to hold its Current Equity Interest in the Pledged Entity. Pledgor has no outstanding options or rights or other agreements to sell or otherwise transfer all or any portion of its respective Equity Interest. In the event that Pledgor, in accordance with the terms of this Agreement, transfers all or any portion of any Equity Interest, Pledgor agrees to enter into an amendment to this Agreement modifying Schedule 1 hereof to account for such change.

          (5) Pledgor will defend Pledgee's right, title and interest in and to the Equity Interests and in and to the Collateral pledged by it pursuant hereto and in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

          (6) Pledgor is the legal and beneficial owner of and has good title to the Equity Interests relating to its ownership interest in the Pledged Entities and in and to the Collateral in which it has granted a security interest pursuant hereto, free and clear of all claims or security interests of every nature whatsoever, except the security interests as are created pursuant to this Agreement. Pledgor has the unqualified right to pledge and grant a security interest in the same (and to transfer the same, whether pursuant to foreclosure or otherwise) as herein provided without the consent of any other Person other than any such consent that has been obtained and there are no restrictions upon the exercise of the voting rights associated with, or the transfer of, any of the Pledged Stock.

          (7) The Equity Interests have been validly acquired by, and/or granted to, Pledgor and are duly and validly pledged hereunder. All consents and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been obtained.

          (8) Pledgor agrees that it will not transfer, convey, dispose of, mortgage, encumber, pledge or grant a security interest in, any of the Collateral or any interest therein, or suffer or permit any of the same to occur or exist, and any transfer, conveyance, disposal, mortgage, pledge, encumbrance or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Pledgee, shall forthwith be canceled or satisfied by an appropriate instrument in writing. Without limiting the generality of the foregoing, Pledgor will, within thirty (30) days after Pledgor has actual notice thereof, discharge or cause to be discharged as a lien of record by payment or filing of the bond required by law, or otherwise, any judgment, tax or other involuntary liens filed or otherwise asserted against the Collateral, and any proceedings for the enforcement thereof; provided, however, so long as no Event of Default shall have occurred and be continuing hereunder, Pledgor shall have the right to contest in good faith and with reasonable diligence the validity of any such judgment, liens or tax or other such involuntary liens upon the filing of such bond or, if no such bond is required by law to be filed, establishing reserves in accordance with GAAP. If Pledgor fails to so discharge or bond or contest liens in the manner provided above, then Pledgee may, but shall not be required to, procure the release and discharge of any such lien and any judgment or decree thereon, and in furtherance thereof may effect any reasonable settlement or compromise or furnish any security or indemnity as may be required. Pledgor shall reimburse Pledgee, upon demand, for any reasonable amounts expended by Pledgee in connection with the provisions of this Paragraph (8), and all amounts expended by Pledgee hereunder shall be secured by this Agreement. In settling, compromising or arranging for the discharge of any liens under this Paragraph (8), Pledgee shall not be required to establish or confirm the validity or amount thereof.

          (9) The chief executive office of Pledgor, and the principal place where the records of Pledgor concerning the Collateral are kept, is 1350 Avenue of the Americas, 32nd Floor, New York, New York 10019. Pledgor shall not change such chief executive office or remove such records unless Pledgor shall provide Pledgee with written notice thereof within fifteen (15) days after such change (but in any event, within the period required pursuant to the Code) and there shall have been taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee hereunder at all times fully perfected and in full force and effect. Pledgor shall not change its name unless Pledgor shall have given Pledgee written notice thereof within fifteen
     (15) days after such change (but in any event, within the period required pursuant to the Code) and shall have taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee in the Collateral granted hereunder at all times fully perfected and in full force and effect.

          (10) Giving effect to the aforesaid grant and assignment to Pledgee, Pledgee has, as of the date of this Agreement, and as to Collateral acquired from time to time after the date hereof, shall have, a valid, perfected and continuing first priority lien upon and security interest in the Collateral; provided, however, that no representation or warranty is made with respect to the perfected status of the security interest of Pledgee in the proceeds of Collateral consisting of "cash proceeds" or "non-cash proceeds" as defined in the Code except if, and to the extent, the provisions of Section 9-306 of the Code shall be complied with.

          (11) There are no financing statements under the Code covering any or all of the Collateral and Pledgor will not, without the prior written consent of Pledgee, execute and, until payment in full of all of the Obligations, there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of Pledgee as secured party.

          (12) Each of the Governing Documents has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Pledgor is not in default under or with respect to, nor has Pledgor received any notice alleging any default that remains uncured under or with respect to, Pledgor's obligations under any Governing Document.

          (13) Each of the Governing Documents delivered to Pledgee is a true, correct and complete copy of a signed copy thereof of the complete and entire Governing Document in effect on the date hereof and has not, as of the date hereof, been further modified or amended.

          (14) Pledgor shall deliver to Pledgee a copy of each notice of default given or received by it under any Governing Document, promptly, but in any event within ten (10) days after, Pledgor gives or receives such notice.

          (15) Pledgor shall not withdraw as a shareholder of the Pledged Entity, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of the Pledged Entity or seek a partition of any property of the Pledged Entity.

          (16) Pledgor shall not terminate or agree to terminate or amend or modify, or agree to amend or modify, any Governing Documents or waive compliance with any provision of any Governing Documents without the prior written consent of Pledgee in each instance.

          (17) None of the Collateral is, as of the date of this Agreement, and as to Collateral which arises from time to time after such date will be, evidenced by any instrument, note or chattel paper except such as have been or will be duly endorsed to Pledgee or in blank, and delivered to Pledgee by Pledgor simultaneously with the creation thereof.

          (18) Pledgor shall, at its sole cost and expense, keep, observe, perform and discharge, duly and punctually, all and singular the obligations, terms, covenants, conditions, representations and warranties of the Governing Documents. Pledgor shall hold Pledgee harmless and indemnify it against any cost or expense (including reasonable attorneys' fees and disbursements) that Pledgee may incur or sustain by reason of the failure on Pledgor's part to so perform and observe any Governing Document or to satisfy, perform and observe such conditions thereunder.

          (19) All the shares of the Pledged Stock have been duly and validly issued, are fully paid and non-assessable. Except as set forth on
     Schedule 2 attached hereto and made a part hereof, the Pledged Entity does not have outstanding any options or rights or other agreements to issue stock or other equity interests not outstanding on the date hereof or to sell or otherwise transfer all or any portion of any interests in the Pledged Entity.

          (20) The Pledged Stock is not listed on any recognized stock exchange in the United States of America.

          5. Distributions.

          (a) Unless an Event of Default shall have occurred and be continuing, Pledgor at any time may receive and retain all distributions or dividends with respect to its interest in the capital or profits or other cash distributions or dividends, liquidating or otherwise, with respect to the Equity Interests.

          (b) If Pledgor at any time shall be entitled to receive any cash distributions or dividends with respect to the Equity Interests or otherwise pursuant to any Governing Document, all such amounts shall, immediately upon receipt by Pledgor, be remitted to Pledgee for application to the Obligations and until so remitted shall be received and held by Pledgor in trust for Pledgee. In the event a non-cash distribution or dividends shall be paid or made to Pledgor, Pledgor shall receive the same in trust for the sole purpose of forthwith delivering the same in kind (appropriately endorsed) to Pledgee, subject to the terms hereof, to be added to the Collateral hereunder.

          (c) If Pledgor shall become entitled to receive or shall receive from the Pledged Entity any instrument, certificate, option or right, as an addition to and in respect of, in substitution of, or in exchange for, that portion of the Equity Interests relating to its ownership interest in the Pledged Entity or any part of any of the foregoing, Pledgor shall hold the same as the agent and in trust for Pledgee, and shall deliver it forthwith to Pledgee in the exact form received, with Pledgor's endorsement or assignment or other instrument as Pledgee may reasonably deem appropriate, to be held by Pledgee, as further Collateral for the Obligations.

          6. Application of Collateral. All proceeds of any Collateral now or at any time hereafter received or retained by Pledgee pursuant to the provisions of this Agreement (including, without limitation, any proceeds from the sale of all or any portion of the Equity Interests and all distributions, liquidating and otherwise, received by Pledgee in respect of the Equity Interests shall, after an Event of Default, be applied by Pledgee to the Obligations in such order as Pledgee, in its sole and absolute discretion, shall determine, and, if after all of the Obligations shall have been paid in full, any surplus then remaining shall be paid to the person or entity lawfully entitled thereto.

          7. Remedies. If an Event of Default shall occur and then be continuing:

          (a) Pledgee, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the Code, at any time and from time to time,
     (i) cause any or all of the Equity Interests to be registered in or transferred into the name of Pledgee or into the name of a nominee or nominees, or designee or designees, of Pledgee; and/or (ii) sell, resell, assign and deliver, in its sole discretion, any or all of the Collateral or any other collateral security for the Obligations (whether in whole or in part and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery as Pledgee may deem appropriate in a commercially reasonable manner, and in connection therewith Pledgee may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any "securities" constituting any part of the Collateral are being purchased for investment only, Pledgor hereby waiving and releasing any and all equity or right of redemption. If all or any of the Collateral is sold by Pledgee upon credit or for future delivery, Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Pledgee may resell such Collateral. It is expressly agreed that Pledgee may exercise its rights with respect to less than all of the Collateral, leaving unexercised its rights with respect to the remainder of the Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Pledgee's right to exercise its rights with respect to all or any other portion of the Collateral at a later time or times.

          (b) Pledgee may exercise, either by itself or by its nominee or designee, in the name of Pledgor, all of the rights, powers and remedies granted to Pledgee in Section 2 hereof in respect of the Governing Documents, the Equity Interests, the Pledged Entity, and the other Collateral, and may exercise and enforce all of Pledgee's rights and remedies hereunder and under law. Such rights and remedies shall include, without limitation, the right to exercise all voting, consent and other rights relating to the Equity Interests whether in the name of any Pledgor or otherwise.

          (c) Pledgee may exercise all of the rights and remedies of a secured party under the Code.

          (d) Without limiting any other provision of this Agreement, and without waiving or releasing Pledgor from any obligation or default hereunder, Pledgee shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure such Event of Default or cause any term, covenant, condition or obligation required under this Agreement, the Line of Credit Agreement, the Loan Documents or any Governing Documents, to be performed or observed by Pledgor, to be promptly performed or observed on behalf of Pledgor or to protect the security of this Agreement. All amounts advanced by, or on behalf of, Pledgee in exercising its rights under this Section 7 (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the default rate set forth in the Note (the "Default Rate"), shall be payable by Pledgor to Pledgee upon demand and shall be secured by this Agreement.

          8. Attorney-in-fact.

          (a) Pledgor hereby irrevocably authorizes and empowers Pledgee and its successors and/or assigns and transfers unto Pledgee, and constitutes and appoints Pledgee its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for it and in its name, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Pledgee may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event or Default, Pledgee shall have the right to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgor under the Governing Documents or with respect to the Pledged Stock, including, without limitation, any power to subordinate, terminate, cancel or modify any Governing Documents or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Pledgor which, in the opinion of Pledgee, may be necessary or appropriate to be given, furnished, made, exercised or taken under any Governing Documents or with respect to the Pledged Stock in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Pledgor thereunder or to enforce any of Pledgor's rights thereunder or with respect to the Pledged Stock. Pledgee may, during the continuation of an Event of Default, without notice to, or assent by, Pledgor or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of Pledgor or in the name of Pledgee, notify any other party to any Governing Documents to make payment and performance directly to Pledgee; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Pledgor, or claims of Pledgor, under any Governing Documents or with respect to the Pledged Stock; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Pledgee necessary or advisable for the purpose of collecting upon or enforcing any Governing Documents or with respect to the Pledged Stock; execute and file proof claim for the full amount of any Collateral and vote such claims for the full amount thereof (x) for or against proposal or resolution, (y) for a trustee or trustees or for a receiver or receivers or for a committee of creditors and/or (z) for the acceptance or rejection of any proposed arrangement, plan or reorganization, composition or extension, and Pledgee or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release Collateral; and execute any instrument and do all other things deemed necessary and proper by Pledgee to protect and preserve and realize upon the Collateral and the other rights contemplated hereby. This power-of-attorney is irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Pledgor in respect of the Equity Interests to any other Person are hereby revoked.

          (b) Further, without limiting the generality of the foregoing, Pledgee, after the occurrence and during the continuation of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest, payment of principal or other distribution payable in respect of the Collateral or any part thereof, and for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of the Equity Interests or any other property which is or may become a part of the Collateral hereunder.

          9. Sales of Collateral. No demand, advertisement or notice, all of which are hereby expressly waived by Pledgor, shall be required in connection with any sale or other disposition of all or any part of the Collateral, except that Pledgee shall give Pledgor at least ten (10) days' prior written notice of the time and place of any public sale or of the time and the place where any private sale or other disposition is to be made, which notice Pledgor hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Pledgee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Pledgee may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Pledgee (or its nominee or designee) may purchase any or all of the Collateral being sold, free and clear of and discharged from any trusts, claims, equity or right of redemption of Pledgor all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Collateral, public or private, Pledgor will pay all costs and expenses of every kind for sale or delivery, including, without limitation, brokers' and reasonable attorneys' fees and disbursements and any stamp, transfer or other tax imposed thereon. However, the proceeds of sale of Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Pledgee shall apply any residue to the payment of the Obligations.

          10. Securities Act of 1933, Etc. Pledgor recognizes that Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. If, at the time of any sale of Collateral, the same or any part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, Pledgee, in its sole and absolute discretion, is hereby authorized to sell such Collateral or such part thereof by private sale in such manner and under such circumstances as Pledgee may reasonably deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor acknowledges that private sales so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sales, and agrees that Pledgee has no obligation to delay the sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances shall not, because so made, be deemed to have been made in a commercially unreasonable manner.

          11. Waivers; Modifications. No delay on the part of Pledgee in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be discharged, changed, waived, modified or varied in any manner unless in a writing duly signed by the parties hereto.

          12. Remedies Cumulative. All rights and remedies afforded to Pledgee by reason of this Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies in favor of Pledgee existing at law or in equity or otherwise. No one of such remedies, whether or not exercised by Pledgee, shall be deemed to exclude, limit or prejudice the exercises of any other legal or equitable remedy or remedies available to Pledgee.

          13. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) addressed to Pledgor at the address provided on the first page of this Agreement, Attention: Jason Barnett, Esq. with a copy to: Brown & Wood LLP, One World Trade Center, New York, New York 10048,
Attention: Jeffrey Feigelson, Esq.; and addressed to Pledgee at the address provided on this first page of this Agreement, Attention: Simon Leopold, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154,
Attention: Kenneth D. Freeman, Esq., Telephone: (212) 407-4086, Telecopy:
(212) 407-4990; or in the case of any party, such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 13, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 13.

          14. Jurisdiction, Etc. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern or the Eastern District of New York, and, by execution and delivery of this Agreement, Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts. Pledgor irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at its address set forth in Section 13 hereof. Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Pledgee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

          15. Successors and Assigns. This Agreement, and all representations, warranties and covenants of Pledgor made herein, shall be binding upon and inure to the benefit of Pledgor and its successors and assigns, provided that nothing in this Section 15 shall be deemed to constitute the consent of Pledgee to any transaction in this Agreement elsewhere not permitted. This Agreement shall be binding upon and shall inure to the benefit of Pledgee and its successors and assigns.

          16. Pledgee Not Bound.

          (a) Nothing herein shall be construed to make Pledgee liable as a partner of the Pledged Entity, and Pledgee, by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a partner of the Pledged Entity. The parties hereto expressly agree that, unless and until Pledgee shall become the absolute owner of all or any portion of the Equity Interests pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture between Pledgee and Pledgor.

          (b) Pledgee, by accepting this Agreement, does not intend to become a partner of the Pledged Entity or Pledgor or otherwise be deemed to be a co-venturer with respect to the Pledged Entity or Pledgor either before or after an Event of Default shall have occurred. Pledgee, by accepting this Agreement, shall assume none of the duties, obligations or liabilities of a partner of the Pledged Entity or of Pledgor.

          (c) Pledgee shall not be obligated to perform or discharge any obligation of Pledgor as a result of the collateral assignment hereby effected.

          (d) The acceptance by Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

          17. Acts of Pledgee. All Collateral at any time delivered to Pledgee pursuant hereto shall be held by Pledgee subject to the terms, covenants and conditions set forth in this Agreement. Neither Pledgee nor any of Pledgee's directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by such party or parties relative to any of the Collateral, except for such party's or parties' own gross negligence or willful misconduct. Pledgee shall be entitled to rely in good faith upon any writing or other document, telegram or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and, with respect to any legal matter, Pledgee may rely in acting or in refraining from acting upon the advice of counsel selected by it concerning all matters hereunder. Pledgor hereby agrees to indemnify and hold harmless Pledgee, its successors and assigns, and any of Pledgee's directors, officers, agents, and employees and their respective successors and assigns (collectively, the "Indemnified Parties") from and against any and all claims, demands, losses, judgments and liabilities arising out of or resulting from the sale or disposition of all or a portion of the Collateral, including, without limitation, the Equity Interests, together with interest on such sums at the Default Rate, from the date such expenses were paid by Pledgee to the date of payment to Pledgee of such sums. In any action to enforce this Agreement, the provisions of this Section 17 shall, to the extent permitted by law, prevail notwithstanding any provision of applicable law respecting the recovery of costs, disbursements and allowances to the contrary.

          18. Custody of Collateral; Notice of Exercise of Remedies. Pledgee shall not have any duty as to the collection or protection of the Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights pertaining thereto beyond exercising reasonable care with respect to the custody of any thereof actually in its possession. Pledgor hereby waives notice of acceptance hereof, and except as otherwise specifically provided herein or required by provision of law which may not be waived, hereby waives any and all notices or demands with respect to any exercise by Pledgee of any rights or powers which it may have or to which it may be entitled with respect to the Collateral.

          19. Severability. In case any one or more of the provisions contained in this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall continue in full force and effect in accordance with its remaining terms.

          20. Further Assurances. Pledgor agrees to do such further acts and things and to execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee from time to time may reasonably require or deem advisable to carry into effect this Agreement or to further assure and confirm unto Pledgee its rights, powers and remedies hereunder. Pledgor hereby agrees to sign and deliver to Pledgee financing statements, in form acceptable to Pledgee, as Pledgee may from time to time reasonably request or as are necessary in the opinion of Pledgee to establish and maintain a valid and perfected security interest in the Collateral and to pay any filing fees relative thereto. Pledgor also authorizes Pledgee, to the extent permitted by law, to file such financing statements without the signature of such Pledgor and further authorizes Pledgee, to the extent permitted by law, to file a photographic or other reproduction of this Agreement or of a financing statement in lieu of a financing statement.

          21. Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          22. Release. Pledgee agrees to release its security interest in the Collateral upon satisfaction of all of the following conditions precedent:

          (a) That the documents to effect such release be prepared by Pledgor's counsel, in form and substance reasonably satisfactory to Pledgee, at the expense of Pledgor;

          (b) That the Obligations shall have been fully paid, no letters of credit issued by Pledgee pursuant to the Line of Credit Agreement shall be outstanding and Pledgee shall have no further obligation under the Line of Credit Agreement or the Loan Documents to issue any such letters of credit; and

          (c) That (i) all costs, fees, expenses and other sums paid or incurred by or on behalf of Pledgee in exercising any of its rights, powers, options, privileges and remedies hereunder, under the Line of Credit Agreement or under any of the Loan Documents, including, without limitation, reasonable attorneys' fees and disbursements, and (ii) any and all other obligations and liabilities of Pledgor to Pledgee arising out of or in connection with or otherwise related to the Line of Credit Agreement and any Applications shall have been fully paid.

          Any such release and any documents delivered to confirm the same shall expressly provide that such release is made without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Collateral or its interest therein). If the Collateral is so released, Pledgee, at the request and sole cost and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver, without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such instruments or documents have been and are duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Collateral or its interest therein), to Pledgor such of the Collateral as may be in the possession of Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Pledgee hereunder and not applied to the payment of the Obligations.

          23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within such State and without regard to the conflicts or choice of laws rules of such State. This Agreement, together with the Line of Credit Agreement, the other Loan Documents and the other documents and instruments entered into in connection herewith and therewith, set forth the entire understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, whether oral or written, relating thereto.

          24. Miscellaneous.

          (a) In enforcing any rights hereunder or under the Line of Credit Agreement or the other Loan Documents, Pledgee shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, Pledgor hereby waives and releases any right to a marshalling of assets or a sale in inverse order of alienation.

          (b) Whenever any payment or performance of any obligation hereunder shall be due on a day which is not a Business Day, such payment or performance shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the time period within which such payment may be made or performance rendered without an Event of Default occurring hereunder.

          (c) Pledgor hereby waives any claim for monetary damages against Pledgee which it may have based on any assertion that Pledgee has unreasonably withheld or unreasonably delayed any determination, consent or approval hereunder, and Pledgor agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment with respect thereto. In the event of such a determination in favor of Pledgor in an action or proceeding seeking only the relief permitted hereunder, the requested determination, consent or approval shall be deemed to have been granted. However, Pledgee shall have no liability to Pledgor for its refusal or failure to give such determination, consent or approval.

          (d) Pledgee agrees at any time and from time to time upon not less than ten (10) Business Days' prior notice by Pledgor to execute, acknowledge and deliver to Pledgor or any other party specified by Pledgor a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications), and stating whether or not to the best knowledge of Pledgee there is a continuing Event of Default, and, if so, specifying each such Event of Default.

          (e) Pledgor agrees at any time and from time to time upon not less than ten (10) Business Days' prior notice by Pledgee to execute, acknowledge and deliver to Pledgee, or any other party specified by Pledgee, a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and stating whether or not to the best knowledge of Pledgor there is a continuing Default or Event of Default, and, if so, specifying each such Event of Default.

          (f) This Agreement may be signed in counterparts.

          25. Limits on Indebtedness. (a) It shall also be an Event of Default if at any time the following fraction exceeds 55%: (x) the Indebtedness of the Pledgor plus the allocable share of the Indebtedness of Controlled Subsidiaries over (y)(i) the fully diluted number of shares of common stock of the Pledgor multiplied by the average listed exchange price of such common stock over the preceding thirty (30) days plus (ii) the liquidation preference of preferred stock of the Pledgor plus (iii) the amount calculated in accordance with the preceding clause (x).

          (b) "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. Notwithstanding the foregoing, any litigation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP shall not be included as a "Contingent Obligation" unless the same shall have been reserved for in accordance with GAAP. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

          (c) "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          (d) "Controlled Subsidiary" means any Subsidiary of which the Pledgor controls a majority of the board of directors or can otherwise direct or cause the direction of the management and policies thereof whether through the ownership of voting equity Securities or by contract or otherwise, except that HQ Global Holdings, Inc. and its Subsidiaries shall not be Controlled Subsidiaries of the Pledgor.

          (e) "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof.

          (f) "Indebtedness", as applied to any Person, means at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest and fees relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any preferred stock (but only to the extent that such Person shall be contractually obligated to pay the same), (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of capital leases,
(vi) which are Contingent Obligations or (vii) under indemnities but only at such time as a claim shall have been made thereunder; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all Contractual Obligations with respect to any of the foregoing.

          (g) "Securities" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Obligations.

          (h) "Subsidiary" of a Person shall mean any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect one or more members of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in the City of New York as of the day and year first above written.

                                             PLEDGOR:

                                             FRONTLINE CAPITAL GROUP


                                             By: _____________________________
                                                 Name:
                                                 Title:


                                             PLEDGEE:

                                             BANKERS TRUST COMPANY


                                             By: _____________________________
                                                 Name:
                                                 Title:

                                                  SCHEDULE 1
                                                  ----------

                                            NAME OF PLEDGED ENTITY

-------------------------------------------------------------------------------------------------------------
                                              Current Equity Interest and
          Name of Pledged Entity                  the Holder Thereof              Governing Documents
-------------------------------------------- ----------------------------- ----------------------------------

HQ Global Holdings, Inc., a Delaware         3,013,833 shares of the       Certificate of Incorporation
corporation (the "Pledged Entity")           common stock (voting), with
                                             a par value of one cent
                                             ($0.01) per share, of HQ      Certificate of Designation of
                                             Global Holdings, Inc., a      Pledged Series A Convertible
                                             Delaware corporation (the     Cumulative Preferred Stock)
                                             "Pledged Entity")
                                             representing _____% of the
                                             issued and outstanding        By-Laws of Pledged Entity
                                             shares of capital stock of
                                             the Pledged Entity on a
                                             fully diluted basis.          Exchange Agreement dated as of
                                                                           May 31, 2000 between the Pledgor
                                                                           and the Pledged Entity

                                                                           Purchase Agreement dated as of
                                                                           May 31, 2000 between Pledgor and
                                                                           the Pledged Entity

                                                                           Stockholders' Agreement dated as of
                                                                           May 31, 2000, among the Pledged
                                                                           Entity, the Pledgor and the other
                                                                           stockholders of the Pledged Entity
                                                                           party thereto.

                                                                           Registration Rights Agreement dated
                                                                           as of May 31, 2000, among the
                                                                           Pledged Entity and the stockholders
                                                                           party thereto.

                                                                           All other agreements, documents and
                                                                           instruments involving, related to
                                                                           and/or governing the Pledged Stock
                                                                           or which inure to the benefit of
                                                                           the holders of Pledged Stock.

-------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2
                                  ----------
                           OUTSTANDING STOCK OPTIONS
                          AND SHAREHOLDER AGREEMENTS

Shareholder Agreements:


     1. Stockholders Agreement, dated as of May 31, 2000, by and among FrontLine Capital Group, HQ Global Holdings, Inc. and CarrAmerica Realty Corporation (the "CarrAmerica Stockholders Agreement").

     2. Stockholders Agreement dated May 31, 2000, by and among FrontLine Capital Group, HQ Global Holdings, Inc. and certain holders of Series A Preferred Stock.

Warrants and Warrant Agreements:

     1. Warrants to purchase 2,143,332 shares of Common Stock (subject to antidilution rights), dated May 31, 2000, issued to holders of Series A Preferred Stock.

     2. Warrants to purchase 1,498,538 shares of Common Stock (subject to antidilution rights) dated May 31, 2000, issued to UBS AG Stamford Branch.

     3. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Robert A. Arcoro for the purchase of 100,000 shares at $20.00 per share. Mr. Arcoro has exercised his warrant for 99,000 shares. Only 1,000 shares remain subject to this agreement.

     4. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Joseph Kaidanow for the purchase of 85,000 shares at $20.00 per share. Mr. Kaidanow has exercised his warrant for 50,000 shares. Only 35,000 shares remain subject to this agreement.

     5. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Kimberly L. Arcoro for the purchase of 32,500 shares at $20.00 per share.

     6. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Robert A. Arcoro, Jr. for the purchase of 32,500 shares at $20.00 per share.

          o The Pledged Entity is obligated to have authorized and in reserve the shares of common stock receivable upon exercise of each of the warrants under the Warrant Agreements.

          o In the event the Pledged Entity issues non-voting common stock of the Pledged Entity that is less than fair market value (other than stock options or

          o restricted stock pursuant to stock option plans) the warrantholders are entitled to an adjustment of the warrant shares purchasable under the Warrant.

          o The Warrant Agreements contain antidilution provisions that are triggered by distributions to holders of equity capital stock (dividends) and the repurchase of common stock by the Pledged Entity of common stock at a price that is greater than the fair market value of common stock on the date of the repurchase.

Stock Options:

     1. Purchase Right Agreement, dated as of March 4, 1998, by and among OmniOffices, Inc., Robert A. Arcoro and Joseph Kaidanow pursuant to which if immediately prior to the first date on which 20% or more of the outstanding shares of common stock of the Pledged Entity have been publicly distributed or registered and such shares are publicly traded on a national exchange or over-the-counter market, the debt ratio is less than 55.0% (the Pledged Entity is obligated to offer the warrantholders the right to purchase up to an aggregate of 6,818 shares of common stock of the Pledged Entity per percentage point below the 55.0% (subject to the adjustments set forth in Section 5(a) of the Warrant Agreement). This purchase right is subject to antidilution protection for the benefit of the Pledged Entity pursuant to Section 10 of the CarrAmerica Stockholders Agreement.

     2. Pursuant to the Agreement and Plan of Merger by and among HQ Global Workplaces, Inc. and Carr America Realty Corporation, on the one hand, and VANTAS Incorporated and FrontLine Capital Group (formerly known as Reckson Service Industries, Inc.), on the other hand, dated as of January 20, 2000, as amended as of April 29, 2000 and as of May 30, 2000 (collectively, the "Merger Agreement"), at the effective time of the "Merger" (as defined in the Merger Agreement), each outstanding option to purchase shares of VANTAS Common Stock granted under the VANTAS 1996 Stock Option Plan (the "VANTAS 1996 Stock Options"), is automatically amended to constitute an option to acquire the number of shares of Voting Common Stock of the Pledged Entity as the holder of such VANTAS 1996 Stock Option would have been entitled to receive as Merger Consideration in the Merger had such holder exercised such VANTAS 1996 Stock Option (free of and without regard to any limitation on the vesting of the right to exercise such VANTAS 1996 Stock Option) immediately prior to the effective time of the Merger at an exercise price equal to the quotient of (a) the applicable exercise price for each such VANTAS 1996 Stock Option immediately prior to the effective time of the Merger divided by (b) the "Conversion Ratio" (as defined in the Merger Agreement).

          The following is a list of options granted under the VANTAS 1996 Stock Option Plan that are subject to the foregoing:

          o    36,750 Options at an exercise price of $2.00

          o    250 Options at an exercise price of $4.75

          o    40,458 Options at an exercise price of $4.00

     3. As soon as practicable following the effective time of the Merger, Mr. Gary Kusin and Mr. David Rupert will receive options to purchase common stock of the Pledged Entity with a value equal to 6X and 4X, respectively, of their respective "Base Compensation" (as defined in the Agreement to Amend Employment Agreement between Gary Kusin and HQ Global Workplaces, Inc., dated January 14, 2000), or $3,600,000 or $1,600,000, respectively, which will become exercisable over a four-year period (37.5% after 18 months, then 12.5% every 6 months up to 100% in total, provided in each case that the person is still employed by the Pledged Entity on the applicable vesting date). The exercise price per share will equal the per share valuation used for purposes of the Merger.

     4. As soon as practicable following the effective time of the Merger, Mr. Kusin and Mr. Rupert will receive a grant of restricted common stock in the Pledged Entity with a value equal to 2.5X and 1.5X, respectively, of their respective Base Compensation, or $1,500,000 or $600,000, respectively, which will become vested over a four-year period (37.5% after 18 months, then 12.5% every 6 months up to 100% in total, provided in each case that the person is still employed by the Pledged Entity on the applicable vesting date).

     5. It is anticipated that employee stock options and restricted stock grants with respect to 3% and 1%, respectively, of the outstanding common and preferred stock of the Pledged Entity will be issued in connection with employee incentive compensation.